UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2008 (March 25, 2008)

COMMUNICATE.COM INC.
(Exact name of Registrant as specified in charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

  375 Water Street
Suite 645
Vancouver, British Columbia V6B 5C6

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e) -4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Changes in Entry into a Material Definitive Agreement.

On March 25, 2008, Communicate.com Inc., (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Communicate.com Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Subsidiary”), Entity, Inc., a Delaware corporation, (“Entity”), Harjeet Taggar, Kulveer Taggar and Patrick Collison, the founding members of Entity (each a “Founder” and collectively, the “Founders”) and Harjeet Taggar as representative of the shareholders of Entity (the “Stockholder Representative”).

Pursuant to the Merger Agreement, Entity shall merge with and into the Merger Subsidiary with the Merger Subsidiary as the surviving corporation (the “Merger”). The Merger is anticipated to occur on May 23, 2008 (the “Closing”) upon the filing of certificates of merger in the State of Delaware (the “Effective Time”).  In  connection with the Merger, the stockholders of Entity shall receive in total (i) $2,000,000 cash minus certain assumed liabilities (the “Cash Consideration”) and (ii) such number of shares of common stock of the Company equal to $3,000,000 divided by the lower of (a) $3.00 per share or (b) the closing price of the Company’s share on The Over the Counter Bulletin Board on the business day immediately preceding the day on the which the Merger Subsidiary files the certificate of merger (the “Effective Time”); provided that the denominator shall not be less than $2.50 (the “Merger Shares”), in exchange for all the issued and outstanding shares of Entity.

Each Entity stockholder shall be entitled to receive as of the Closing (i) 34% of the Merger Shares (the “Initial Shares”) and (ii) the Cash Consideration minus $800,000 (the “Initial Cash”).  The remaining Merger Shares shall be distributed in the amount of 22% of such Shares on each of the first, second and third anniversary of the Merger (the “Distribution Shares”) and the remaining $800,000 of the total Cash Consideration (the “Distribution Cash”), shall be distributed on the first anniversary of the Merger (each a “Distribution Date”).  All amounts of Initial Shares, Distribution Shares, Initial Cash, and Distribution Cash shall be distributed pro rata among the Entity Stockholders. The distribution of the Distribution Shares to the Founders is subject to their continuing employment with the Company or a subsidiary on each Distribution Date.

Pursuant to the Merger Agreement, the Merger Subsidiary entered into (i) a Founders Employment Agreement (the “Founders Employment Agreement”) with each of the Founders, (ii) an Employment Agreement (the “Employment Agreement”) with Mr. Philip Kast and Mr. Brian Collins, and (iii) a Secondment Agreement (the “Secondment Agreement”) with each of the Founders and Mr. Kast and Mr. Collins. Each of the foregoing agreements shall become effective at the time of the Merger. In addition, the Merger Subsidiary entered into an Interim Consulting Agreement (the “Interim Consulting Agreement”) with each of the Founders, Mr. Kast, and Mr. Collins whereby each individual will perform certain software development and engineering services to the Company pending the closing of the Merger.

Under the terms of the Founder Employment Agreements, Mr. Harjeet Taggar and Mr. Kulveer Taggar will serve in the positions of Directors of Product Management effective as of the Closing of the Merger.  Mr. Collison will serve in the position of Director of Engineering effective as of the Closing of the Merger.  In connection with each Founder Employment Agreement each Founder shall also enter into a Stock Option Agreement on the Closing date with the Company, pursuant to which he will be granted an incentive stock option by the Company under the Company’s 2007 Stock Incentive Plan for the purchase of 100,000 shares of the Company’s common stock at the at a price per share equal to the market closing price of the Common Stock on the grant date.

Pursuant to the terms of the Employment Agreement, each Mr. Kast and Mr. Collins shall provide engineering and software development services.  Mr. Patrick Kast will serve in the position of Senior Engineer.   Mr. Brian Collins will serve in the position of Engineer. Each of Mr. Collins and Mr. Kast shall also enter into a Stock Option Agreement on the Closing date, pursuant to which he will be granted an incentive stock option by the Company under the Company’s 2007 Stock Incentive Plan for the purchase of 50,000 shares of the Company’s common stock at a price per share equal to the market closing price of the common stock on the grant date.

Pursuant to the terms of the Secondment Agreement, each employee’s services may be exchanged between the Merger Subsidiary and the Company’s subsidiary, Domain Holdings, Inc. a corporation incorporated under the laws of Alberta, Canada, thereby providing for his employment in both the United States and Canada.

The respective boards of directors of the Company, Merger Subsidiary, and Entity have each approved the Merger Agreement and the transactions contemplated thereunder.  The Closing of the transactions and the effectiveness of the Merger are anticipated to occur on or about May 23, 2008.  However, there can be no assurances that the transactions contemplated under the Merger Agreement will be consummated.  In addition, the shareholders of Entity must vote to approve the Merger and such approval has not yet been obtained in compliance with the requirements of Delaware law. The Merger Agreement contains customary representations, warranties and covenants of both the Company and Entity some of which are conditions to the Closing.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Founder Employment Agreements, the Employment Agreements, the Form Option Agreement, the Interim Consulting Agreements and the Secondment Agreements, and all schedules and exhibits thereto, copies of which are filed as Exhibits 10.1 to 10.17 of to this Current Report on Form 8-K.

Item 8.01	Other Events.

On March 26, 2008, the Company issued a press release announcing the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item	9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit

10.1	Agreement and Plan of Merger, dated March 25, 2008.
10.2	Founders Employment Agreement (Harjeet Taggar), dated March 25, 2008.
10.3	Founders Employment Agreement (Kulveer Taggar), dated March 25, 2008.
10.4	Founders Employment Agreement (Patrick Collison), dated March 25, 2008.
10.5	Employment Agreement (Phillip Kast), dated March 25, 2008.
10.6	Employment Agreement (Brian Collins), dated March 25, 2008.
10.7	Interim Consulting Agreement (Harjeet Taggar) dated March 10, 2008.
10.8	Interim Consulting Agreement (Kulveer Taggar) dated February 28, 2008.
10.9	Interim Consulting Agreement (Patrick Collison) dated February 28, 2008.

10.10	Interim Consulting Agreement (Phillip Kast) dated March 10, 2008.
10.11	Interim Consulting Agreement (Brian Collins) dated March 25, 2008.
10.12	Secondment Agreement (Harjeet Taggar), dated March 25, 2008.
10.13	Secondment Agreement (Kulveer Taggar), dated March 25, 2008.
10.14	Secondment Agreement (Patrick Collison) dated March 25, 2008.
10.15	Secondment Agreement (Phillip Kast), dated March 25, 2008.
10.16	Secondment Agreement, dated (Brian Collins) March 25, 2008.
99.1	Press Release of Communicate.com, Inc. dated March 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATE.COM, INC.

By:  /s/ C. Geoffrey Hampson
       C. Geoffrey Hampson
       Chief Executive Officer
       Dated: March 26, 2008